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                                                                   EXHIBIT 10.30

                                 FIRST AMENDMENT
                                     TO THE
                        RECEIVABLE(S) PURCHASE AGREEMENT

This First Amendment (this "Amendment") dated the l2th day of January, 2000 by and between EOTT ENERGY OPERATING LIMITED PARTNERSHIP (the "Seller"), a limited partnership organized under the laws of Delaware and STANDARD CHARTERED TRADE SERVICES CORPORATION ("SCTSC"), a company organized under the laws of the State of Delaware hereby amends the Receivable(s) Purchase Agreement (the "Agreement") dated 19th day of October, 1999 by and between the Seller and SCTSC. Capitalized terms used herein, but not otherwise defined herein, shall have the meanings ascribed to them in the Agreement.

WHEREAS, SCTSC and the Seller are parties to the Agreement, pursuant to which SCTSC, upon certain terms and conditions, may purchase the Qualified Receivables owed to the Seller by the Buyer; and

WHEREAS, the Seller has requested, and SCTSC has agreed, to amend certain terms and conditions of Section 2D of the Agreement;

NOW THEREFORE, the parties hereto agree as follows:

Section 2D, entitled "Excess Costs", is hereby amended by inserting immediately after the first paragraph therein the following:

          Notwithstanding the above, the Seller shall not have the responsibility to collect or pay any such penalties hereunder (except for any such penalties actually received by the Seller) for any portion of the Qualified Receivables deemed Uncollectible (as defined herein). A Qualified Receivable will be deemed "Uncollectible" if (i) it has been unpaid for more than 120 days after the due date stated on the Final Invoice, (ii) it has been written off by SCTSC as uncollectible or should have been written off in accordance with SCTSC'S sole and absolute credit determination, (iii) the Buyer becomes a debtor in bankruptcy proceedings or is otherwise judicially determined to be insolvent, or (iv) the Buyer acknowledges in writing that it is insolvent or financially unable to pay such Qualified Receivable(s).

This Amendment shall become effective immediately and shall apply to all Qualified Receivable(s) purchased at any time by SCTSC pursuant to the Agreement, unless amended in writing.

Except as expressly modified herein, the terms and provisions of the Agreement shall remain in full force and effect.

As used in the Agreement (including any appendix thereto) all other instruments and documents executed in connection therewith, the term "Agreement" shall mean the Agreement as amended hereby.

All representations and warranties contained in the Agreement are reaffirmed as though made on the date hereof.


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This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by their respective officers on the day and year first above written.

EOTT ENERGY OPERATING LIMITED
PARTNERSHIP

By: EOTT ENERGY CORP., Its General
Partner

By: /s/ SUSAN RALPH
    ----------------------------------
Name:   Susan Ralph
Title:  Treasurer


STANDARD CHARTERED TRADE                    STANDARD CHARTERED TRADE
SERVICES CORPORATION                        SERVICES CORPORATION

By: /s/ DANIEL CARAMBOT                     By: /s/ WILLIAM R. LEUTE III
    ----------------------------------          --------------------------------
Name:   Daniel Carambot                     Name:   William R. Leute III
      --------------------------------            ------------------------------
Title:  Vice President and Manager          Title:  President and CEO
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